UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

URBAN-GRO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39933	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, Colorado 80026

(Address and Zip Code of principal executive offices)

(720) 390-3880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, October 1, 2024, urban-gro, Inc. (the “Company”) entered into an asset based term Loan Agreement (the “Loan”) with Grow Hill, LLC, a Washington limited liability company (the “Lender”) pursuant to which the Lender extended to the Company a secured loan of $2,100,000 with an origination fee of $100,000, which was added to the amount of the Loan. The Loan is evidenced by a Secured Promissory Note issued by the Company to the Lender (the “Promissory Note”). The Lender received a security interest in certain of the Company’s assets pursuant to a security agreement between the Company and the Lender (the “Security Agreement”), which does not include any assets of the Company’s subsidiaries.

On October 14, 2025, the Company received service of process for a lawsuit filed by the Lender against the Company in the District Court for the City and County of Denver, Colorado (Case No. 2025CV33546) (the “Complaint”) alleging breach of contract and fraud. Pursuant the Complaint, the Lender stated that the Company is in default under the Promissory Note due to a failure to timely make payments, and elected to accelerate all amounts due under the Promissory Note, including a default fee equal to 1% of the outstanding principal amount. The Company is currently investigating available options to resolve the Complaint and intends to vigorously defend the allegation of fraud.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: October 20, 2025	By:	/s/ Bradley Nattrass
		Name:	Bradley Nattrass
		Title:	Chairman and Chief Executive Officer

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